UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
CONTEXTLOGIC INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION – DATED APRIL 29, 2024

[ ], 2024
Dear Stockholders of ContextLogic Inc.:
It is my pleasure to invite you to attend the 2024 Annual Meeting of Stockholders (“Annual Meeting” or “2024 Annual Meeting”) of ContextLogic Inc., to be held on Tuesday, June 18, 2024 at 10 a.m. Pacific Daylight Time. Our Annual Meeting will be completely virtual. We believe a virtual annual meeting provides safe and expanded access, improves communication, enables increased stockholder attendance and participation, and provides cost savings. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CTLG2024.
Details regarding the business to be conducted at our Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
On or around [ ], 2024, we expect to mail to our stockholders the proxy statement for our 2024 Annual Meeting of Stockholders (the “Proxy Statement”), a proxy card, and our Annual Report for the fiscal year ended December 31, 2023 (the “Annual Report”) (collectively the “proxy materials”). The Proxy Statement and proxy card will provide instructions on how to vote online or by telephone, and how to receive printed proxy materials by mail.
Whether or not you plan to virtually attend our Annual Meeting, your vote is important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, by mail by following the instructions on your proxy card. If you virtually attend our Annual Meeting, you will have the right to revoke your proxy and vote electronically during the meeting via the live webcast. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from your brokerage firm, bank, or other nominee to vote your shares.
On behalf of the Board of Directors, thank you for your continued interest in and support for ContextLogic Inc.
Sincerely,

Rishi Bajaj
Chief Executive Officer
2648 International Blvd., Ste 115
Oakland, CA 94601
ir.contextlogicinc.com
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION – DATED APRIL 29, 2024
ContextLogic Inc. 2648 International Blvd., Ste 115 Oakland, CA 94601
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 18, 2024
Dear Stockholders of ContextLogic Inc.:
You are cordially invited to attend the 2024 Annual Meeting (“Annual Meeting” or “2024 Annual Meeting”) of Stockholders of ContextLogic Inc., a Delaware corporation. The meeting will be held on Tuesday, June 18, 2024, at 10 a.m. Pacific Daylight Time. Our Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CTLG2024. At the Annual Meeting, our stockholders will be asked:
1.
To elect two Class  II directors, Michael Farlekas and Marshall Heinberg, to serve on our Board of Directors until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To approve, on an advisory basis, our named executive officer compensation for the year ended December 31, 2023, as disclosed herein;
4.	To ratify, on a non-binding, advisory basis, the adoption of our Tax Benefits Preservation Plan; and
5.	To conduct any other business properly brought before the meeting.
The items of business listed above are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is April 26, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Regardless of the number of shares you own, your vote is important. Therefore, even if you currently plan to virtually attend the 2024 Annual Meeting, please vote or submit your proxy as soon as possible so that your shares can be voted at the 2024 Annual Meeting in accordance with your instructions. Both telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the proxy card. If you do virtually attend the 2024 Annual Meeting and wish to vote electronically, you may withdraw your proxy at that time.
Please read the attached Proxy Statement, as it contains important information you need to know to vote at our 2024 Annual Meeting.
By Order of the Board of Directors,

Oakland, California
[   ], 2024
You are cordially invited to attend the virtual meeting. Whether or not you expect to attend the virtual meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about This Proxy Material and Voting.”
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

ContextLogic Inc. 2648 International Blvd., Ste 115 Oakland, CA 94601
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2024
This Proxy Statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2024 Annual Meeting of Stockholders (“Annual Meeting” or “2024 Annual Meeting”) of ContextLogic Inc. (sometimes referred to as “we,” “us,” “our,” the “Company,” or “ContextLogic,”), which will be held virtually on Tuesday, June 18, 2024, at 10 a.m. Pacific Daylight Time via live webcast by visiting www.virtualshareholdermeeting.com/CTLG2024.
On or around [ ], 2024, we began sending this Proxy Statement, the attached Notice of 2024 Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of this Proxy Statement, we are also sending, along with this Proxy Statement, our Annual Report, which includes our financial statements for the year ended December 31, 2023.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2024
This Proxy Statement, the Notice of 2024 Annual Meeting of Stockholders, our form proxy card and our Annual Report are available for viewing, printing and downloading at proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your proxy card.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2023, on the website of the Securities and Exchange Commission (“SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Financial Information” section of our Investor Relations website located at ir.contextlogicinc.com. You may also obtain a printed copy of our Annual Report on Form 10-K, which includes our financial statements, free of charge, by sending a written request to corporatesecretary@contextlogicinc.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

Page
Questions and Answers About This Proxy Material and Voting	1
Directors, Executive Officers, and Corporate Governance	7
Security Ownership of Certain Beneficial Owners and Management	16
Certain Relationships and Related Party Transactions	17
Executive Compensation	18
Director Compensation	28
Securities Authorized for Issuance Under Equity Compensation Plans	30
Independent Registered Public Accounting Firm	31
Report of the Audit Committee of the Board of Directors	32
Proposal 1—Election of Class II Directors	33
Proposal 2—Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024	35
Proposal 3—Advisory Approval of Our Named Executive Officer Compensation for the Year Ended December 31, 2023	37
Proposal 4—Advisory Ratification of Our Tax Benefits Preservation Plan	38
Other Matters	43

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
What was the recent Asset Sale with Qoo10, Inc.?
On February 10, 2024, ContextLogic Inc. (“we,” “us,” “our,” the “Company,” or “ContextLogic,”) entered into an Asset Purchase Agreement (as amended or modified, the “Asset Purchase Agreement”) with Qoo10 Inc., a Delaware corporation (“Qoo10 Delaware”), and, for certain specified purposes, Qoo10 Pte. Ltd., a Singapore private limited company and the parent of Qoo10 Delaware (the “Parent”) On April 19, 2024 and pursuant to the Asset Purchase Agreement, we sold substantially all of our assets to Qube Network Pte Ltd. (the “Buyer”), an affiliate of Qoo10 Delaware, other than (A) federal income tax net operating loss carryforwards (“NOLs”) and certain of our other tax attributes, (B) our marketable securities held in a specified wealth management account and (C) our cash and cash equivalents held in that wealth management account, and (ii) the Buyer acquired those assets and assumed substantially all of our liabilities as specified in the Asset Purchase Agreement (the “Asset Sale”).
As consideration for the Asset Sale, the Buyer (i) paid to us cash that resulted in the Post-Closing Cash described below, and (ii) assumed substantially all of our liabilities as specified in the Asset Purchase Agreement.
As of December 31, 2023, we had NOLs of approximately $2.7 billion. In addition, we estimate that we had Post-Closing Cash of approximately $161 million immediately following the closing of the Asset Sale. The term “Post-Closing Cash” refers to (i) the cash consideration paid by the Buyer at the closing plus (ii) the cash, cash equivalents and marketable securities that were retained by us (and withheld from the Asset Sale) minus (iii) the transaction expenses payable by us at closing.
Upon the closing of the Asset Sale, the following management and director changes were effected:
•	Rishi Bajaj, one of our directors, remained on the Board of Directors (the “Board” or “Board of Directors”) and became our Chief Executive Officer;
•	Brett Just was appointed to serve as our Chief Financial Officer;
•	the size of the Board was decreased to consist of a total of five directors;
•
the resignations of Tanzeen Syed, Julie Bradley, Lawrence Kutscher, Stephanie Tilenius, Hans Tung and Jun (Joe) Yan from the Board (and from all committees of the Board on which they served) became effective;

•	Michael Farlekas, Marshall Heinberg, Elizabeth LaPuma and Richard Parisi were appointed to fill the four vacancies resulting from those resignations and the decrease in the size of the Board; and
•
Jun (Joe) Yan, our Chief Executive Officer, Vivian Liu, our Chief Operating Officer and Chief Financial Officer, and Mauricio Monico, our Chief Product Officer, ceased to serve in their respective positions and as our employees.

For more information about the Asset Sale, please see our Current Report on Form 8-K filed on April 23, 2024, which disclosed the consummation of the Asset Sale, as well as the management and director changes described above.
What do we plan to do with the Post-Closing Cash?
As a result of the Asset Sale, we have exited the operation of our e-commerce business and other historical operations. However, we currently do not intend to liquidate. The Board of Directors is continuing to evaluate alternatives for the use of the Post-Closing Cash. Those alternatives are currently expected to include using the Post-Closing Cash to fund, at least in part, the acquisition of assets that will potentially allow us to utilize the NOLs and certain other tax attributes.
Why am I receiving these materials?
These proxy materials are being provided because the Board of Directors is soliciting your proxy to vote at our 2024 Annual Meeting which will be held virtually on Tuesday, June 18, 2024, at 10:00 a.m. Pacific Daylight Time via live webcast by visiting www.virtualshareholdermeeting.com/CTLG2024.
This Proxy Statement, along with the accompanying Notice of 2024 Annual Meeting of Stockholders and proxy card, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.
We have sent you this Proxy Statement, the Notice of 2024 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report because you owned shares of our common stock on the record date. We intend to commence distribution of these proxy materials to stockholders on or around [   ], 2024.
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders     1

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

What is a virtual Annual Meeting?
The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe a virtual annual meeting provides safe and expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings. You can virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/CTLG2024, where you will be able to vote your shares and submit your questions during the meeting via the Internet. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.
We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may vote by internet, by telephone, or, by completing and mailing in your proxy card.
The Annual Meeting starts at 10:00 a.m. Pacific Daylight Time on Tuesday, June 18, 2024. We encourage you to access the meeting website prior to the start time to allow for check in. If you encounter any difficulties with accessing the virtual meeting at any point, please call the technical support number that will be posted on the virtual meeting log-in page.
You do not need to register to virtually attend the Annual Meeting webcast. Follow the instructions on your proxy card to access the Annual Meeting.
If you wish to submit a question on the day of the Annual Meeting, you may log in to the virtual meeting platform at www.virtualshareholdermeeting.com/CTLG2024 and submit your question through the Q&A tab. Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, or other matters not pertinent to Annual Meeting matters will not be answered.
What am I voting on?
There are four matters scheduled for a vote:
•	Election of our Class II directors to serve until the 2027 Annual Meeting of Stockholders, who include Michael Farlekas and Marshall Heinberg;
•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024
•	To approve, on an advisory basis, our named executive officer compensation for the year ended December 31, 2023, as disclosed herein; and
•	To ratify, on an advisory basis, the adoption of our Tax Benefits Preservation Plan.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How does the Board of Directors recommend I vote on these proposals?
The Board of Directors recommends the following votes:
•	“FOR” the election of each Class II director nominee;
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
•	“FOR” our named executive officer compensation for the year ended December 31, 2023; and
•	“FOR” the ratification, on a non-binding, advisory basis, of our Tax Benefits Preservation Plan.
If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this Proxy Statement was first made available, we knew of no matters that need to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
2    ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 26, 2024 will be entitled to vote at the Annual Meeting. On this record date, there were 24,490,431 shares of our common stock outstanding. Each holder of our common stock has the right to one vote for each share of common stock held as of the record date.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, then you are considered to be the beneficial owner of shares that are held in “street name” or a street name stockholder and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not virtually attend the Annual Meeting and vote electronically at the Annual Meeting unless you follow your broker’s procedures for voting. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”
How do I vote?
If on April 26, 2024, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone, or by mail as described below. Stockholders may also attend the virtual meeting and vote electronically. If you hold shares through a bank or broker, please refer to your proxy card, or other information forwarded by your bank or broker to see which voting options are available to you.
•
You may vote via the Internet at www.proxyvote.com by following the instructions for Internet voting on the proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 18, 2024. Easy-to-follow instructions are available to allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by telephone by dialing 800-690-6903 and following the instructions for voting by phone on the proxy card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 18, 2024. Easy-to-follow voice prompts are available to allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by mail by completing and mailing in the paper proxy card you received. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting.

•	If you wish to vote electronically at the meeting, go to www.virtualshareholdermeeting.com/CTLG2024 using your unique control number included in the proxy materials mailed to you.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of each of our Class II nominees for director, (ii) “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, (iii) “For” the advisory approval of our named executive officer compensation for the year ended December 31, 2023, and (iv) “For” the advisory ratification, on a non-binding, advisory basis, of our Tax Benefits Preservation Plan. However, if you are not a stockholder of record, and your shares are held instead through a broker, nominee, fiduciary, or other custodian, you must provide voting instructions to the stockholder of record of the shares in accordance with the stockholder of record’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders     3

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, and return each proxy card, or submit a proxy to ensure that all of your shares are voted.
What if I share an address with another stockholder of ContextLogic Inc.?
If you reside at the same address as another ContextLogic Inc. stockholder, you and other ContextLogic Inc. stockholders residing at the same address will receive a single copy of the proxy materials. If you wish to receive an additional, separate copy of the proxy materials, please make a written request to: ContextLogic Inc., 2648 International Blvd., Ste 115, Oakland, CA 94601, Attention: General Counsel and Secretary. Upon your request, we will promptly deliver a separate copy to you. The Annual Report, Proxy Statement, and Notice of 2024 Annual Meeting to Stockholders are also available at www.proxyvote.com.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice indicating that you are revoking your proxy to the Secretary of the Company at 2648 International Blvd., Ste 115, Oakland, CA 94601.
•
You may virtually attend the Annual Meeting and vote electronically by going to www.virtualshareholdermeeting.com/CTLG2024 and using your unique control number that was included in the proxy materials that you received in the mail. Simply attending the meeting will not, by itself, revoke your proxy.

Who will solicit proxies on behalf of our Board of Directors?
Proxies may be solicited on behalf of our Board of Directors, without any additional compensation, by our directors and employees.
The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us, and postings on our corporate website at www.ir.contextlogicinc.com. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement.
How are votes counted?
Votes will be counted by the Inspector of Elections appointed for the meeting, who will separately count “For” and “Against” votes, votes “Withheld,” abstentions, and broker non-votes. Abstentions will be counted as present for purposes of determining the presence of a quorum.
If your shares are held by your bank or broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. See below for more information regarding: “What are “broker non-votes”?” and “Which proposals are considered “discretionary” or “non-discretionary”?”
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-discretionary” or “non-routine.” Routine or discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. However, several large brokers have recently announced that they were eliminating the practice of discretionary voting of uninstructed shares, including on matters generally identified as “routine.” On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
4    ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

What proposals are considered “routine” or “non-routine”?
Under current NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-routine,” and therefore, brokers do not have discretion to vote your shares held in street name for the election of directors in the absence of instructions from you. We also believe that Proposal 3 and Proposal 4 are each “non-routine” and therefore, if your shares are held through a broker, nominee, fiduciary, or other custodian, your broker does not have discretion to vote the shares with respect to those proposals and your shares will not be voted on those proposals unless you provide voting instructions to your broker.
We believe Proposal 2 is a “routine” proposal and thus your broker has discretion to vote the shares with respect to that proposal.
How many votes are needed to approve each proposal?
•
For Proposal 1, directors are elected by a plurality of the votes cast with respect to such director. This means that nominees receiving the most “For” votes will be elected. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of directors.

•
To be approved, Proposal 2, which seeks to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, must receive more “For” votes than “Against” votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal, and therefore, have no effect on the outcome of the vote. Broker non-votes, if any, are not counted for any purpose in determining whether this matter has been approved.

•
To be approved, Proposal 3, which seeks advisory approval of our named executive officer compensation for the year ended December 31, 2023, must receive more “For” votes than “Against” votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal, and therefore, have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. However, the advisory approval of our named executive officer compensation for the year ended December 31, 2023 is advisory and non-binding in nature and cannot overrule any decisions made by our Board of Directors.

•
To be approved, Proposal 4, which seeks ratification, on a non-binding, advisory basis, of our Tax Benefits Preservation Plan, must receive more “For” votes than “Against” votes cast at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote on this proposal. However, the advisory approval of Proposal 4 is advisory and non-binding in nature and cannot overrule any decisions made by our Board of Directors.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum exists if stockholders holding at least a majority of the voting power of the shares of common stock entitled to vote are present at the Annual Meeting in person or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
How will my shares be voted if I mark “Abstain” on my proxy card?
We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the Annual Meeting for the proposals so marked.
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders     5

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
ContextLogic Inc.
2648 International Blvd., Ste 115
Oakland, CA 94601
Attention: General Counsel and Secretary
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the end of the Annual Meeting.
When are stockholder proposals due for next year’s Annual Meeting?
If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must follow the guidelines outlined in SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company on or before [ ]. If you wish to submit a proposal to be presented at the 2025 Annual Meeting of Stockholders, but which will not be included in the Company’s proxy materials, including to nominate a director, your Solicitation Notice, as defined in our Bylaws, must be received by the Secretary of the Company at ContextLogic Inc., 2648 International Blvd., Ste 115, Oakland, CA 94601, Attention: General Counsel and Secretary, no earlier than February 18, 2025, and no later than March 20, 2025, provided, however, that if the 2025 Annual Meeting of Stockholders is held before May 19, 2025 or after August 27, 2025, then your proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which notice or public announcement of the date of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 19, 2025.
6    ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE
GOVERNANCE
Directors and Executive Officers
Our directors and executive officers, and certain information about each of them as of April 26, 2024 are set forth below.
Name	Age	Position(s) at ContextLogic Inc.
Rishi Bajaj	44	Chief Executive Officer and Board Chairperson
Brett Just	42	Chief Financial Officer
Joanna Forster	45	General Counsel and Chief Compliance Officer
Michael Farlekas	58	Director
Marshall Heinberg	67	Director
Elizabeth LaPuma	45	Director
Richard Parisi	49	Director
Executive Officers
Rishi Bajaj has served as our Chief Executive Officer (our "CEO") beginning in April 2024 and was appointed Chairperson in April 2024, in each case, in connection with the closing of the Asset Sale. Mr. Bajaj has served as a director of our Company since November 2023. Since 2009, Mr. Bajaj has served as the President and Chief Investment Officer of Altai Capital Management L.P., a private investment firm, and is responsible for the management and operations of its business. Prior to founding Altai Capital in 2009, Mr. Bajaj held positions at Silver Point Capital, L.P., a private investment management firm, and Gleacher Partners, LLC, an M&A advisory firm. Mr. Bajaj previously served on the boards of directors of MobileIron, Inc., a technology company, from April 2020 until its sale in December 2020 and ServiceSource International, Inc., a software and services company, from November 2014 to May 2016. Mr. Bajaj graduated from The Wharton School at the University of Pennsylvania with a B.S. in Economics. We believe that Mr. Bajaj is qualified to serve on the Board due to his unique insights and perspective into the Company's future strategy and his experience in investment management.
Brett Just became our Chief Financial Officer in April 2024, effective upon the closing of the Asset Sale. Mr. Just has served as our Chief Accounting Officer and Senior Vice President, Finance since March 2023. Mr. Just served as Interim co-Chief Financial Officer from June to October 2021. Mr. Just joined the Company as an Assistant Controller in September 2017 and was promoted to Corporate Controller in August 2019 and to Chief Accounting Officer in November 2020. Mr. Just was previously the Controller for the Internet of Things (IOT) Business Unit at Cisco Systems, Inc., a technology company, from 2016 to 2017 and Assistant Controller for Jasper Wireless, a technology company, from 2013 to 2016, prior to its acquisition by Cisco in March 2016. Mr. Just graduated from UCLA with a B.S. in Business Economics.
Joanna Forster has served as our General Counsel and Chief Compliance Officer since August 2023. Ms. Forster originally joined the Company in March 2021 as Associate General Counsel and was elevated to Chief Compliance Officer in April 2022. Previously, Ms. Forster served as a Deputy Attorney General at the California Department of Justice. Prior to her public service, she was an associate at Latham & Watkins, Manatt, Phelps & Phillips, and Jones Day, which are international law firms, where she handled a wide range of litigation matters, including antitrust, securities, and consumer deception cases. Ms. Forster was a Law Clerk to the Honorable Consuelo B. Marshall of the Central District of California. Ms. Forster holds both a J.D. and a B.A. in Political Science and Government from the University of California, Berkeley.
Non-Employee Directors
Michael Farlekas has served on our Board of Directors since the closing of the Asset Sale in April 2024. Mr. Farlekas has served as the Chief Executive Officer of Onit, Inc., a provider of legal workflow software and solutions, since January 2024. Prior to serving in that role, he served as the Chief Executive Officer of E2open, LLC, a provider of cloud-based, on-demand supply chain and execution software, from May 2015 to October 2023. Prior to serving in that role, Mr. Farlekas held positions at Roadnet Technologies, Inc., a provider of fleet management software solutions for private fleets, from 2012 to 2014 and RedPrairie Corporation, a provider of warehouse management solutions from 2001 to 2012. Mr. Farlekas graduated from Fairleigh Dickinson University with a B.S. in Mechanical Engineering and from Jacksonville University with an M.B.A. in International Business. We believe that Mr. Farlekas is qualified to serve as member of our Board due to his 20 years of experience in executive leadership for enterprise software companies.
Marshall Heinberg has served on our Board of Directors since the closing of the Asset Sale in April 2024. Mr. Heinberg is the founder and has served as the managing director of MAH Associates, LLC, a provider of strategic advisory and consulting services to companies
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evaluating financing and strategic alternatives, since 2012. He has also served as the chair of the board of directors of Custom Truck One Source, Inc., a leading “one-stop-shop” provider of specialty equipment serving customers in the growing electric utility transmission and distribution, telecom, rail and infrastructure end-markets in North America, since April 2021 and as a director of Union Carbide Corporation, a subsidiary of Dow Inc, since July 2019. Previously, Mr. Heinberg served as the chair of the board of directors of PAE, Inc., an operational support services company, from February 2020 to February 2022 and on the boards of directors of Galmed Pharmaceuticals Ltd., a clinical-stage life sciences company, from October 2018 to June 2022 and ChannelAdvisor Corporation, an e-commerce company, from December 2019 to November 2022. Further, Mr. Heinberg previously served as the chair of the board of directors of Ecology and Environment, Inc., a subsidiary of WSP Global, Inc., from June 2017 to January 2020, as a director of Universal Biosensors, Inc., a world leader in electrochemical cell technology, from July 2010 to March 2021 and as an advisor to Burford Capital Limited, a legal finance products and services company, from July 2015 to July 2020. Mr. Heinberg began his investment banking career in 1987 in the corporate finance division of Oppenheimer & Co., Inc., an international bank, and served as head of the investment banking department and as a senior managing director of Oppenheimer & Co., Inc. from 2008 until 2012. Mr. Heinberg also served as the head of U.S. investment banking of CIBC World Markets, an international bank, from 2001 until 2008. Mr. Heinberg graduated from The Wharton School at the University of Pennsylvania with a B.S. in Economics and from Fordham University School of Law with a J.D. We believe that Mr. Heinberg is qualified to serve as a member of our Board due to his 35 years of extensive experience in capital markets as well as his business and financial experience in complex and related industries.
Elizabeth LaPuma has served on our Board of Directors since the closing of the Asset Sale in April 2024. Ms. LaPuma most recently served as the Head of the Balance Sheet Advisory Group at UBS Group AG, serving as a Managing Director, from January 2020 to July 2023, particularly focused on representing financial institutions. She also ran Alvarez & Marsal Holdings, LLC’s Asset Management Services group, from July 2013 to January 2020, managing a portfolio of assets including a portfolio of debt and equity investments and international assets. Prior to that, Ms. LaPuma worked in the Financial Advisory Group of BlackRock, Inc., as well as at Lazard, Inc., the global investment bank. Ms. LaPuma has sat on the boards of directors of WeWork Inc., a public, workspace provider company, since August 2023; Digital Media Solutions, Inc., a public, technology-enabled advertising company, since September 2023; Ebix, Inc., a public, software as a service for financial institutions company, since October 2023; and several private companies across several industries. Ms LaPuma previously served on the board of directors of Surgalign Holdings Inc., a global medical technology company, from June to its sale in July 2023. Ms. LaPuma graduated from The Wharton School at the University of Pennsylvania with a B.S. in Finance and an M.B.A. and from The School of Arts and Sciences at the University of Pennsylvania with a B.A. in International Relations. We believe that Ms. LaPuma is qualified to serve as a member of our Board of Directors due to her 20 years of experience advising on and structuring complex financial transactions, including securities offerings, mergers and acquisitions, and restructurings.
Richard Parisi has served on our Board of Directors since the closing of the Asset Sale in April 2024. Mr. Parisi is the founder and managing partner of Catania Capital Partners LLC, an investment firm formed in September 2020 focused on private equity and other junior capital investments across a range of industries, including telecom, media & technology, financial services and gaming. Prior to serving in that role, Mr. Parisi served as a senior investment professional at Silver Point Capital, L.P. from June 2005 to September 2020. He currently serves as the chairman of the board of directors of American Broadband Holding Company (d/b/a Fastwyre Broadband), a private broadband, video and voice service provider and a portfolio company of Madison Dearborn Partners, LLC, and Catania Capital. Mr. Parisi previously served on the board of directors of iPCS, a publicly traded telecom company that was ultimately sold to Sprint Nextel Corporation, from 2006 to 2007, and as the chairman of the board of directors of Affinity Gaming, a locally focused casino operator with properties in Nevada, Missouri, Iowa and Colorado, from 2013 to 2015. Mr. Parisi graduated from Duke University with a B.A. in Chemistry and Economics and received his M.B.A. from the Stanford University Graduate School of Business. We believe that Mr. Parisi is qualified to serve as a member of our Board of Directors due to his 25 years of investment and transaction experience.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Management Prior to the Completion of the Asset Sale
As disclosed in our Current Report on Form 8-K filed with the SEC on April 23, 2023, our management changed in connection with the completion of the Asset Sale. In particular, upon completion of the Asset Sale on April 26, 2024:
•	Rishi Bajaj, one of our directors, remained on the Board of Directors and became our Chief Executive Officer;
•	Brett Just was appointed to serve as our Chief Financial Officer
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•	the size of the Board of Directors was decreased to consist of a total of five directors;
•
the resignations of Tanzeen Syed, Julie Bradley, Lawrence Kutscher, Stephanie Tilenius, Hans Tung and Jun (Joe) Yan (collectively, the “Former Directors”) from the Board of Directors (and from all committees of the Board of Directors on which they served) became effective;

•
Michael Farlekas (Class II), Marshall Heinberg (Class II), Elizabeth LaPuma (Class III) and Richard Parisi (Class III) were appointed to fill the four vacancies resulting from those resignations and the decrease in the size of the Board of Directors; and

•
Jun (Joe) Yan, our Chief Executive Officer, Vivian Liu, our Chief Operating Officer and Chief Financial Officer, and Mauricio Monico, our Chief Product Officer, ceased to serve in their respective positions and as our employees.

Corporate Governance and Board Matters
Director Independence
As required under the listing standards of the Nasdaq Global Select Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must be independent. Management and outside counsel have reviewed the directors’ responses to a questionnaire asking about their transactions, relationships, and arrangements with us (and those of their immediate family members), and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question or compromise the independence of our directors or director nominees. After reviewing this information, our Board of Directors affirmatively determined that each of our current non-employee directors is an independent director within the meaning of the applicable Nasdaq listing standards. We have also determined that each of the current directors, other than Rishi Bajaj, our CEO, who was independent until the completion of the Asset Sale, and each of the Former Directors, other than Mr. Yan, our former CEO, is or was, as the case may be, an independent director within the meaning of the applicable Nasdaq listing standards during their term of service. The independent members of our Board of Directors will hold separate regularly scheduled executive session meetings at which only independent directors are present.
Information Regarding the Board of Directors and its Committees
As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. During fiscal year 2023, our Board held twelve (12) meetings and there were five (5) Audit Committee meetings, four (4) Compensation Committee meetings, and four (4) Nominating and Corporate Governance Committee meetings.
The following table provides current membership information for each of our Board committees:
Name	Independent	Audit	Compensation	Nominating and Corporate Governance
Rishi Bajaj(1)
Michael Farlekas
Marshall Heinberg
Elizabeth LaPuma
Richard Parisi

Committee Chair
(1)
Mr. Bajaj joined the Board of Directors and the Compensation Committee in November 2023. In connection with the completion of the Asset Sale, Mr. Bajaj was appointed as the Company’s Chief Executive Officer in April 2024 and resigned from the Compensation Committee in April 2024.

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Board Diversity Matrix
Board Diversity Matrix (as of April 26, 2024)
Total Number of Directors		5
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	4	—	—
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Below is a description of each Committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees meets the applicable rules and regulations regarding “independence” and also that each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Company matters.
Audit Committee
Since the completion of the Asset Sale in April 2024, the members of our Audit Committee have been Messrs. Heinberg and Parisi and Ms. LaPuma, each of whom can read and understand fundamental financial statements. Each is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members. Mr. Parisi chairs the Audit Committee. Our Board of Directors determined that Messrs. Heinberg and Parisi and Ms. LaPuma each qualified as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq.
Prior to the completion of the Asset Sale, the members of our Audit Committee were Mses. Bradley and Tilenius, and Mr. Kutscher, each of whom can read and understand fundamental financial statements. During their service to the Audit Committee, each was independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members. Ms. Bradley chaired the Audit Committee. Our Board of Directors determined that Mses. Bradley and Tilenius each qualified as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq.
Our Audit Committee assists our Board of Directors’ oversight of the quality and integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm; the effectiveness of our internal controls over financial reporting; and risk assessment and risk management. Among other matters, our Audit Committee’s responsibilities include:
•
Reviewing and discussing with our management and independent registered public accounting firm our financial reporting processes and the design, implementation, and maintenance of our internal controls, including the adequacy and effectiveness of those controls and procedures;

•	Discussing with our management and independent registered public accounting firm the scope of the annual audit and the results of the annual audit and quarterly reviews of our financial statements;
•	Appointing, retaining, compensating, and overseeing the work of our independent registered public accounting firm;
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•	Approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	Reviewing and evaluating the lead audit partner of the independent registered public accounting firm;
•	Reviewing annual reports from the independent registered public accounting firm describing its internal quality-control procedures;
•	Reviewing critical accounting policies and practices;
•	Reviewing and overseeing all related person transactions in accordance with our policies and procedures;
•	Reviewing and approving our Code of Conduct and Ethics and our compliance with anti-corruption and anti-bribery laws; and
•
Establishing procedures for the receipt, retention, investigation, and treatment of any complaints regarding questionable accounting, internal accounting controls, or auditing matters, and potential violations of our Code of Conduct and Ethics as well as ensuring the ability of employees to make confidential, anonymous submissions regarding such concerns.

To fulfill the above obligations, our Audit Committee relies on: management for the preparation and accuracy of the Company’s financial statements; both management and the Company’s internal audit function for establishing effective internal controls and procedures to ensure the Company’s compliance with accounting standards, financial reporting procedures, and applicable laws and regulations; and the Company’s independent registered public accounting firm for unbiased, diligent audit or review, as applicable, of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting. The members of the Audit Committee are not employees of the Company and are not responsible for conducting the audit or performing other accounting procedures.
Our Audit Committee charter can be found on the “Corporate Governance” section of our investor relations website at ir.contextlogicinc.com. The Audit Committee held five (5) meetings during 2023. Each member of the Audit Committee attended all of the Audit Committee meetings.
Compensation Committee
Since the completion of the Asset Sale in April 2024, the members of our Compensation Committee have been Messrs. Farlekas and Parisi and Ms. LaPuma. Mr. Farlekas chairs our Compensation Committee. Each member of our Compensation Committee is: (i) independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to Compensation Committee members; (ii) a “non-employee director,” as defined in Rule 16b-3 adopted under Section 16 of the Exchange Act; and (iii) an “outside director” under Regulation Section 1.162-27 adopted under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Prior to the completion of the Asset Sale, the members of our Compensation Committee were Ms. Tilenius who was appointed to the Compensation Committee in February 2023 and Messrs. Syed, Tung, and Bajaj who was appointed to the Compensation Committee in November 2023. Mr. Syed chaired our Compensation Committee. During their tenure on the Compensation Committee, each member of our Compensation Committee was: (i) independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to Compensation Committee members; (ii) a “non-employee director,” as defined in Rule 16b-3 adopted under Section 16 of the Exchange Act; and (iii) an “outside director” under Regulation Section 1.162-27 adopted under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Our Compensation Committee assists the Board of Directors with its oversight of the compensation of our executive officers and directors, and administers compensation and incentive plans for employees and other service providers. Among other matters, our Compensation Committee’s responsibilities include:
•	Reviewing, determining, and approving all compensation to be paid or awarded to all executive officers;
•	Reviewing and recommending to the Board corporate performance goals and objectives relevant to executive compensation;
•	Overseeing annual succession and leadership development planning for the CEO and management’s succession and leadership development plans for other executive officers and key employees;
•	Administering and overseeing our equity incentive plans and employee stock purchase plan;
•	Overseeing compliance with legal and regulatory requirements associated with compensation of our executive officers, other employees, and non-employee directors;
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•	Managing the risks associated with compensation policies and programs, including an annual review of our risk management processes related to compensation programs; and
•
Reviewing annually our overall compensation philosophy and strategy, including base salary, incentive compensation, and equity-based awards, including whether they promote stockholder interests and support our strategic objectives.

Our Compensation Committee charter can be found on our investor relations website at ir.contextlogicinc.com. Our Compensation Committee held four (4) meetings and acted by written consent four (4) times during 2023. Each member of our Compensation Committee attended all of the Compensation Committee meetings. Mr. Yan, our former Chief Executive Officer, did not participate in the determination of his own compensation or the compensation of directors when he was serving as Chief Executive Officer, but made recommendations to our Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees.
Mr. Bajaj, our current Chief Executive Officer, does not participate in the determination of his own compensation or the compensation of directors. However, Mr. Bajaj makes recommendations to our Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and Mr. Bajaj participates in our Compensation Committee’s deliberations about their compensation. Other than our Chief Financial Officer, Brett Just, and our General Counsel, Joanna Forster, neither of whom participates with respect to their own respective compensation, no other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.
Nominating and Corporate Governance Committee
Since the completion of the Asset Sale in April 2024, the members of our Nominating and Corporate Governance Committee have been Messrs. Heinberg and Farlekas. Mr. Heinberg chairs the Nominating and Corporate Governance Committees. Each member of our Nominating and Corporate Governance Committee is independent as currently defined under Nasdaq listing standards.
Prior to the completion of the Asset Sale in April 2024, the members of our Nominating and Corporate Governance Committee were Messrs. Syed and Tung. Ms. Tilenius transitioned from the Nominating and Corporate Governance Committee to the Compensation Committee in February 2023. Mr. Syed chaired the Nominating and Corporate Governance Committee. During their terms of service to the Nominating and Corporate Governance Committee, each member of our Nominating and Corporate Governance Committee was independent as currently defined under Nasdaq listing standards.
Our Nominating and Corporate Governance Committee assists our Board of Directors with its oversight of and identification of individuals qualified to become members of our Board, consistent with criteria approved by our Board, and selects, or recommends that our Board selects, director nominees, develops and recommends to our Board a set of corporate governance guidelines, and oversees the evaluation of our Board. Among other matters, our Nominating and Corporate Governance Committee’s responsibilities include:
•	Overseeing the Board evaluation process, including conducting periodic evaluations, and reviewing the composition and size of the Board;
•	Developing the criteria for Board membership and establishing procedures for the submission of director nominees to the Board;
•	Reviewing the effectiveness of our Corporate Governance Guidelines and recommending proposed changes to the Board, including a review of the Board’s leadership structure; and
•	Developing recommendations for continuing education programs for directors and overseeing any programs relating to corporate responsibility.
Our Nominating and Corporate Governance Committee charter can be found on our investor relations website at ir.contextlogicinc.com. The Nominating and Corporate Governance Committee held four (4) meetings during 2023. Each member of the Nominating and Corporate Governance Committee attended all of the Nominating and Corporate Governance Committee meetings, except for Mr. Tung, who missed one (1) meeting.
Our Nominating and Corporate Governance Committee believes that the minimum qualifications and skills that candidates for director should possess include: (i) the highest professional and personal ethics and values, (ii) a commitment to enhancing stockholder value, and (iii) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Committee also
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considers the following factors, in no particular order of importance: (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the Company’s business and technology, (iii) financial expertise, (iv) diversity, and (v) local and community ties. Notwithstanding the foregoing, our Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
Under our Corporate Governance Guidelines, diversity is one of several critical factors considered by the Nominating and Corporate Governance Committee when evaluating the composition of our Board of Directors, amongst other selection criteria. We consider various diversity factors when considering director candidates, including race, ethnicity, gender, age, professional experience, national origin, and geography. We believe each director contributes to our Board’s overall diversity by providing a variety of perspectives based on distinct personal and professional experiences and backgrounds.
We are committed to enhancing the diversity of our Board of Directors and in furtherance of this, the Nominating and Corporate Governance Committee will conduct annual self-evaluations to assess its performance and effectiveness, which we expect will include its consideration of diversity and other selection criteria.
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board or the Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation.
Compensation Committee Interlocks and Insider Participation
Each of Messrs. Syed, Tung, and Bajaj served on our Compensation Committee during 2023. None of the members of our Compensation Committee during the 2023 fiscal year (or at any other time) simultaneously served as an officer or employee of the Company. No interlocking relationship exists, or during the 2023 fiscal year existed, between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.
Board Leadership Structure
Our Board of Directors represents our stockholders and the Board’s primary purpose is to build long-term stockholder value. Our Board of Directors also believes it is important to determine a board leadership structure that ensures the independent oversight of management as our Company continues to grow. Under our Corporate Governance Guidelines, our Board of Directors is not required to separate the offices of the chairperson and the chief executive officer but may do so if it deems it advisable and in the best interests of the Company and its stockholders. As of the completion of the Asset Sale, Mr. Bajaj has served as both our CEO and Board Chairperson. Our Board believes that this combination is in the best interests of us and our stockholders because by serving as both our CEO and Board Chairperson, Mr. Bajaj has a dual perspective into the responsibilities of each role and a comprehensive view of our strategic goals which allows us to make decisions more quickly and efficiently.
Our Lead Independent Director is responsible for conducting sessions with the independent directors as part of every Board of Directors meeting and chairing all meetings of the independent directors. With Mr. Bajaj’s appointment as Board Chairperson, Mr. Farlekas became our Lead Independent Director in April 2024. Under our Corporate Governance Guidelines, our Lead Independent Director facilitates communication between management, the independent directors and the Chairperson of the Board, actively participates in setting the agenda for Board meetings, presides at executive session of the Board of Directors and performs such other duties as specified by the Board of Directors.
We believe this structure of a separate Chairperson and Chief Executive Officer, combined with a Lead Independent Director, if and when necessary, results in an effective balancing of responsibilities, and is the optimal structure for overseeing the strategic direction and leadership of the Company while also ensuring effective communication among Board members.
Risk Oversight Management
Our Board of Directors provides risk oversight for the Company by receiving management presentations, including risk assessments, from all functional areas of the Company, and discussing these assessments with management. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management
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of the material risks we face. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board of Directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cyber security, strategic, and reputational risk. Our Board of Directors administers its oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. Our Board of Directors has delegated responsibility related to certain risks to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.
The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures, and the steps needed or taken to monitor and control such exposures. The Nominating and Corporate Governance Committee has primary responsibility to oversee risks related to Board structure and composition, and corporate governance. Our Compensation Committee oversees risks related to our compensation programs, and discusses with management its annual assessment of employee compensation policies and programs. Based upon this review, our Compensation Committee believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future. Specifically, we believe that the elements of our compensation program do not encourage unnecessary or excessive risk taking. Base salaries are fixed in amount, and thus do not encourage risk taking. A significant proportion of the compensation provided to our executives, and a material amount of the compensation provided to other employees, is in the form of long-term equity awards that are important to help further align employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and because awards are subject to long-term vesting schedules to help ensure that employees have significant value tied to long-term stock price performance.
Stockholder Communications with our Board of Directors
Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, care of the General Counsel and Secretary by mail to our principal executive offices, Attention: General Counsel and Secretary. The front of the envelope should indicate that it contains stockholder communication. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to: (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals, (ii) stockholder notice pursuant to Exchange Act Rule 14a-19 and communications made in connection with such notice, or (iii) service of process or any other notice in a legal proceeding.
Meetings of the Board of Directors
Our Board of Directors met twelve (12) times during 2023. Each member of our Board of Directors attended at least 75% of the aggregate of the meetings of our Board of Directors and of the Committees on which he or she served, held during the period for which such member was a Director or Committee Member. Members of our Board of Directors also consulted informally with management from time to time and our Board of Directors acted by written consent four (4) times during 2023. While we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders, all directors are encouraged to attend our 2024 Annual Meeting of Stockholders. At our 2023 Annual Meeting of Stockholders, all of our then-serving directors were in attendance.
Corporate Governance Guidelines
Our Board of Directors has adopted corporate governance guidelines to ensure that our Board of Directors has the necessary practices in place to review and evaluate ContextLogic Inc.’s business operations and long-term strategy. The corporate governance guidelines set forth the practices our Board of Directors follows with respect to board and corporate governance, including board leadership, evaluating management’s performance and compensation, formulating company strategy, overseeing risk management and legal and ethical compliance, and managing potential conflicts of interest, among other responsibilities. The corporate governance guidelines, as well as the charters for each committee of our board of directors, are posted on our website.
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Corporate Responsibility
We are committed to creating and maintaining a workplace free from discrimination or harassment on the basis of race, color, citizenship, religion, creed, national origin, ancestry, gender, sexual orientation, age, marital status, veteran status, disability, medical condition, or any other status protected by applicable law. Our global employment policies and compliance trainings prohibit such discrimination and harassment. Our management team and employees are also expected to exhibit and promote honest, ethical, and respectful conduct in the workplace. Moreover, we believe our values-based culture is a critical component to our success and our employees are critical to the success of our Company. We strive to create a supportive environment, where employees can contribute, learn, and grow in their careers. Our Company also prioritizes employee development and training, which we believe has a direct impact on employee growth, engagement, and retention. Additionally, we support the well-being of our employees by providing wellness benefits to support their overall health and ongoing well-being.
Code of Conduct and Ethics
Our Board of Directors has adopted a Code of Conduct and Ethics, which applies to all of our employees, officers, including our principal executive officer, principal financial officer, and principal accounting officer, and directors. We also expect our contractors, consultants, suppliers, agents, and other third parties to follow our Code of Conduct and Ethics in connection with their work for us. The full text of our Code of Conduct and Ethics is posted on investor relations website at ir.contextlogicinc.com. We intend to disclose future amendments to, or waivers, of our Code of Conduct and Ethics as and to the extent required by SEC regulations, at the same location on our website identified above and in public filings. Our Code of Conduct and Ethics represents our commitment to business integrity. The purpose of our Code of Conduct and Ethics is to promote compliance with applicable laws, regulations, and company policies; address common ethical situations we could encounter in our business; promote integrity and the highest standards of ethical conduct; and avoid even the appearance of anything improper in connection with our business activities.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 26, 2024 for:
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, based on information from Company records and filings with the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us and filings with the SEC, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they each beneficially own, subject to applicable community property laws.
We have based our calculation of the percentage of beneficial ownership on 24,490,431 shares of our common stock outstanding as of April 26, 2024. In cases of holders who are not directors, director nominees and named executive officers, Schedules 13G or 13D filed with the SEC (and, consequently, ownership reflected here) may reflect holdings as of a date prior to April 26, 2024.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is 2648 International Blvd., Ste 115, Oakland, CA 94601.
Name of Beneficial Owner	Shares Beneficially Owned	Ownership %
> 5% Stockholders:
BlackRock, Inc.(1)	1,608,355	6.6%
Directors and Named Executive Officers:
Rishi Bajaj(2)	20,000	*
Michael Farlekas(3)	—	—
Marshall Heinberg(4)	—	—
Elizabeth LaPuma(5)	—	—
Richard Parisi(6)	—	—
Jun Yan(7)	543,758	2.2
Ying Liu(8)	177,909	*
Mauricio Monico	108,707	*
All current executive officers and directors as a group (7 persons)	94,110	*
*	Less than one percent.
(1)
Based on the Schedule 13G filed with the SEC on January 26, 2024 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power of 1,578,354 shares and sole dispositive power of 1,608,355 shares. The subsidiaries included in the report were as follows: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, and BlackRock Investment Management, LLC. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)	Mr. Bajaj holds 20,000 restricted stock units which have vested as of April 26th, 2024, but won't settle until May 1st, 2024.
(3)	Mr. Farlekas also holds 25,684 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of April 26, 2024.
(4)	Mr. Heinberg also holds 25,684 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of April 26, 2024.
(5)	Ms. LaPuma also holds 25,684 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of April 26, 2024.
(6)	Mr. Parisi also holds 25,684 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of April 26, 2024.
(7)	Mr. Yan holds 83,334 restricted stock units which have vested as of April 26th, 2024, but will not settle until May 1st, 2024.
(8)	Ms. Liu holds 108,707 restricted stock units which have vested as of April 26th, 2024, but will not settle until May 1st, 2024.
16    ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
As provided by our Audit Committee charter, our Audit Committee has the primary responsibility for the review, approval, and oversight of any related party transaction. A related party includes our directors, executive officers, beneficial owners of more than 5% of our voting securities, or any member of the immediate family or person sharing the household with the foregoing persons. A related party transaction is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related party had, has, or will have a direct or indirect material interest. Under our Related Party Transaction Policy, our management is required to submit any related party transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee takes into account all of the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our Audit Committee will approve only those transactions that, as determined by our Audit Committee, are in, or are not inconsistent with, our best interests and the best interests of our stockholders.
Related Party Transactions
Other than the compensation arrangements with directors and current or former executive officers described elsewhere in this proxy statement or as described below, since January 1, 2022, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount exceeds, or would exceed, the lower of (i) $120,000 or (ii) 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any related party had or will have a direct or indirect material interest. We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our Certificate of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders    17

EXECUTIVE COMPENSATION
Our “named executive officers” for 2023 were:
•	Jun (Joe) Yan, our former Chief Executive Officer[1];
•	Vivian Liu, our former Chief Financial Officer and Chief Operating Officer[2]; and
•	Mauricio Monico, our former Chief Product Officer[3].
Summary Compensation Table For 2023
The following table sets forth information concerning the total compensation awarded to, earned by, or paid to our named executive officers for the year ended December 31, 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jun (Joe) Yan(2) Former Chief Executive Officer
	2023	550,000	—	2,504,500	3,373,242	—	6,427,742
	2022	145,833	200,000	1,678,246	1,177,986	—	3,202,066
Vivian Liu(3) Former Chief Financial Officer and Chief Operating Officer
	2023	587,500		880,948			1,468,448
	2022	550,000	—	3,935,184	—	—	4,485,184
Mauricio Monico(4) Former Chief Product Officer
	2023	487,500	—	880,948	—	—	1,368,448
(1)
The amounts reported in this column reflect the accounting value for these equity awards and may not correspond to the actual economic value that may be received by our named executive officers from the equity awards. In accordance with SEC rules, this column reflects the grant date fair value of our option grants and restricted stock units (“RSUs”) calculated in accordance with ASC Topic 718 for stock-based compensation transactions. See Note  8 to our consolidated financial statements within Item  8, “Financial Statements and Supplementary Data” in our Annual Report on Form 10-K filed on March 5, 2024 for a discussion of all assumptions made by us in determining the grant date fair value of such awards.

(2)	Mr. Yan is no longer serving as our Chief Executive Officer, effective as of April 19, 2024.
(3)	Ms. Liu is no longer serving as our Chief Financial Officer, effective as of April 19, 2024.
(4)	Mr. Monico was appointed Chief Product Officer on February 23, 2023, but is no longer serving in such role as of April 19, 2024. Accordingly, his, compensation information is only provided for 2023.
(1)
Mr. Yan was appointed as our Interim Chief Executive Officer effective September 8, 2022, our permanent Chief Executive Officer on February 21, 2023, and terminated his employment on April 19, 2024, in connection with the Asset Sale.

(2)	Ms. Liu terminated her employment with us on April 19, 2024, in connection with the Asset Sale.
(3)	Mr. Monico was promoted to the role of Chief Product Officer effective February 23, 2023, and terminated his employment with us on April 19, 2024, in connection with the Asset Sale.

EXECUTIVE COMPENSATION (continued)

Narrative Disclosure to Summary Compensation Table
Base Salaries and Annual Incentive Opportunities
To maintain a competitive executive compensation program, we offer cash compensation in the form of annual base salaries to reward individual contributions and to compensate our executives for their day-to-day responsibilities. We typically do not also provide any form of short-term cash incentive program to our executive officers.
Our Compensation Committee reviews the base salaries of our executive officers in connection with our annual performance review cycle. In March 2023, the Compensation Committee reviewed the base salaries of our executive officers and determined that it would increase the base salaries of Ms. Liu and Mr. Monico, as a result of their performance, criticality, and expected future contributions. Such salaries became effective in April 2023. The base salaries of Messrs. Yan and Monico and Ms. Liu were set by our Compensation Committee at the time of their commencement of employment with us, taking into account previous experience, competitive market data and benchmarks, critically needed skills and expected future contributions, and which reflected their individual negotiation with us as part of their employment packages with us.
Our named executive officers’ 2023 base salaries were as follows: $550,000 for Mr. Yan; $600,000 for Ms. Liu; and $500,000 for Mr. Monico.
Equity Compensation
To focus our named executive officers on the achievement of our business objectives, a majority of their compensation is equity-based. We emphasize the use of equity compensation in the form of RSU awards to motivate our named executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create sustainable long-term value for our stockholders. Our use of RSU awards is also consistent with broad competitive market practices at comparable technology companies. We believe that having a substantial portion of our named executive officers’ target total direct compensation tied to RSU awards aligns more closely with our business strategy to focus on long-term growth and innovation. We desire that our named executive officers share in the risk and rewards of our long-term performance, similar to our stockholders. For our executive officers, we may also grant discretionary performance-based RSU awards, which we believe provide greater incentive and retention objectives for them, as well as further aligning their interests with those of our stockholders.
In 2023, we used both options and RSU awards as the long-term incentive compensation component of our executive compensation program. Options were granted solely to Mr. Yan in connection with the commencement of his employment as our Chief Executive Officer, following his interim role with us; however, RSUs remain the primary type of equity award utilized for annual refresh and promotional awards to our executives.
Our RSU awards typically include a multi-year service-based vesting requirement, allowing them to serve as an effective retention tool while also motivating our named executive officers to work toward achieving our corporate objectives that we believe provide a meaningful return to our stockholders. Our stock options provide our newly hired executive officers with realizable value over time only if our stockholders also realize value after the date options are granted, thereby furthering the alignment of the interests of these executive officers and stockholders.
In granting equity awards, our Compensation Committee generally considers, among other things, the named executive officer’s cash compensation, the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, our financial results, our total annual equity budget and any share pool funding constraints, an evaluation of the expected and actual performance of each named executive officer, their individual contributions and responsibilities, the retention hold of their existing outstanding and unvested equity awards and how that hold lapses over time as the awards vest, and the recommendations of our then-current Chief Executive Officer (except with respect to his own equity awards) which take into account an analysis of competitive market data prepared by our compensation consultant and internal pay parity considerations.
During 2023, we granted options to Mr. Yan and each of RSUs to Messrs. Yan and Monico and Ms. Liu under our 2020 Plan.
Mr. Yan was granted an award of 166,666 RSUs on February 27, 2023 which vests quarterly over two years, subject to Mr. Yan’s continued service with us, with the first quarterly vesting date on May 15, 2023. Mr. Yan was also granted an option award for 299,444 shares of our common stock on February 27, 2023 which vests quarterly over two years, subject to Mr. Yan’s continued service with us, with the first vesting date on May 15, 2023.

EXECUTIVE COMPENSATION (continued)

Ms. Liu was granted an award of 119,047 RSUs on April 27, 2023 which vests quarterly over two and a half years, subject to Ms. Liu’s continued service with us, with the first quarterly vesting date on August 15, 2023.
Mr. Monaco was granted an award of 119,047 RSUs on April 27, 2023 which vests quarterly over two and a half years, subject to Mr. Monaco’s continued service with us, with the first quarterly vesting date on August 15, 2023.
Health and Welfare Benefits
Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, wellness benefits, and commuter benefits.
We design our employee benefits programs to be competitive in relation to the market as well as compliant with applicable laws and best practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws, practices, and the competitive market.
Retirement Benefits
We maintain a Section 401(k) plan for our employees in the United States, including our named executive officers. The Section 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), so that contributions to the plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. Currently, we do not provide company matching contributions to participants in the Section 401(k) plan. Additionally, the Section 401(k) plan also allows for employee contributions to be made on an after-tax basis in the form of Roth contributions. These contributions are intended to qualify under Section 402A of the Code and are designated to grow with tax-free earnings and are distributed at retirement without triggering any future income tax liability.
We do not provide pension or other defined benefit plan arrangements for our named executive officers or other employees, nor do we provide any nonqualified defined contribution or other deferred compensation plans to any of our employees, except where required by local law.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our named executive officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2023, none of our named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

EXECUTIVE COMPENSATION (continued)

Outstanding Equity Awards at 2023 Fiscal Year-End Table
The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2023, including the number of shares subject to each award and, where applicable, the exercise price per share. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.
Name		Option Awards				Stock Awards
	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(*)
Jun (Joe) Yan	9/27/2022	64,935	—	25.85	9/27/2032	—	—
	2/15/2023	112,290	187,154	15.03	2/27/2033(1)	—	—
	2/15/2023	—	—	—	—	104,167(2)	619,794
Vivian Liu	11/10/2021	—	—	—	—	49,172(3)	292,573
	2/15/2022	—	—	—	—	32,150(4)	191,293
	5/15/2023				95,238(5)	566,666
Mauricio Monico	11/15/2021	—	—	—	—	18,907(3)	112,497
	5/15/2022	—	—	—	—	992(2)	5,902
	8/15/2022	—	—	—	—	12,500(2)	74,375
	5/15/2023	—	—	—	—	95,238(5)	566,666
(*)	Market value is based on the closing price of our common stock on December 29, 2023, the last trading day of our fiscal year, which was $5.95 per share.
(1)
The service-based vesting condition is satisfied as to 1/8th of the total shares of common stock underlying the Option award on each of the quarterly Company vest dates after the Vesting Commencement Date, subject to the executive officer’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

(2)
The service-based vesting condition is satisfied as to 1/8th of the total shares of common stock underlying the RSU award on each of the quarterly Company vest dates after the Vesting Commencement Date, subject to the executive officer’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

(3)
The service-based vesting condition is satisfied as to 1/16th of the total shares of common stock underlying the RSU award on each of the quarterly Company vest dates after the Vesting Commencement Date, subject to the executive officer’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

(4)
The service-based vesting condition is satisfied as to 1/12th of the total shares of common stock underlying the RSU award on each of the quarterly Company vest dates after the Vesting Commencement Date, subject to the executive officer’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

(5)
The service-based vesting condition is satisfied as to 1/10th of the total shares of common stock underlying the RSU award on each of the quarterly Company vest dates after the Vesting Commencement Date, subject to the executive officer’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

EXECUTIVE COMPENSATION (continued)

Employment Arrangements with Named Executive Officers
We have entered into written employment offer letters with each of our named executive officers. We believe that these arrangements were necessary to secure the service of these individuals in a highly competitive job market. Each of these employment offer letters does not have a specific term, provides for “at will” employment (meaning that either we or the named executive officer may terminate the employment relationship at any time, with or without cause, and with or without notice) and generally sets forth the named executive officer’s initial base salary, eligibility to participate in our standard employee health and welfare benefit plans and programs, and includes a recommendation for an equity award to be approved by our Compensation Committee or our Board of Directors. In addition, each of these employment offer letters required the named executive officer to execute our standard Proprietary (Confidential) Information and Invention Assignment Agreement.
Severance Arrangements with Named Executive Officers
We entered into severance and change in control agreements with each of our named executive officers - with Mr. Yan in February 2023 in connection with his transition to our permanent Chief Executive Officer role, with Ms. Liu in connection her commencement of employment with us in 2021, and with Mr. Monico in connection with his appointment to Chief Product Officer in July 2023.
The terms of the severance and change in control agreements are described below, as in effect prior to the named executive officer’s termination of employment, as applicable.
Termination Not in Connection with a Change in Control
Pursuant to his severance and change in control agreement, Mr. Yan was eligible to receive a lump sum cash payment equal to 12 months of his base salary and an additional lump sum cash payment equal to 12 months of his benefit premiums if he was terminated by the Company without cause or he resigned for good reason. If the employment of one of our other named executive officers was terminated by the Company without cause or if such officer resigned for good reason, such officer was eligible to receive a lump sum cash payment equal to six months of their base salary, an additional lump sum cash payment equal to six months of their benefit premiums, and 12 months accelerated vesting of their time-based equity awards.
Termination in Connection with a Change in Control
Pursuant to his severance and change in control agreement, Mr. Yan was eligible to receive a lump sum cash payment equal to 24 months of his base salary, an additional lump sum cash payment equal to 24 months of his benefit premiums, and full acceleration of his time-based equity awards if his employment was terminated by the Company without cause or he resigned for good reason, in either case, within three months prior to or 12 months after a change in control. If the employment of one of our other named executive officers was terminated by the Company without cause or if such officer resigned for good reason, in either case within three months prior to or 12 months after a change in control, such officer would be eligible to receive a lump sum cash payment equal to 12 months of the officer’s base salary, an additional lump sum cash payment equal to 12 months of the officer’s benefit premiums, and full acceleration of the officer’s time-based equity awards.
For purposes of the severance and change in control agreements, the terms “cause,” “change in control,” and “good reason” have the following meanings:
“Cause” means an executive officer’s willful and intentional unauthorized use or disclosure of our confidential information or trade secrets which causes material harm, material breach of any agreement with us, material failure to comply with our written policies or rules, conviction of a felony, gross negligence or willful misconduct, continuing failure to perform assigned duties (other than as a result of a disability) or failure to cooperate in good faith with a governmental or internal investigation.
“Good Reason” means a material diminution in the nature or scope of the executive officer’s responsibilities, authority, powers, functions or duties, a material reduction in the executive officer’s base salary, or a requirement that the executive officer relocate more than 50 miles.
“Change in Control” means any person (other than Piotr Szulczewski) acquires ownership of more than 50% of our voting stock, a sale of all or substantially all of our assets, consummation of a merger of the Company with or into another entity if our capital stock represents less than 50% of the voting power of the surviving entity or its parent, or certain changes in the composition of our Board of Directors.
Employment Transitions in 2023 and 2024
Effective as of the closing of the Asset Sale on April 19, 2024, Messrs. Yan and Monico and Ms. Liu no longer serve as our executive officers and each received the severance payments and benefits set forth in their respective severance and change in control agreements for termination in connection with a change in control, as described above.

EXECUTIVE COMPENSATION (continued)

Corporate Governance Policies
Derivative Securities and Hedging Transactions
Our insider trading policy prohibits transactions by our directors, officers and other employees and their designees in publicly-traded options, such as puts and calls, and other derivative securities with respect to our Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Stock options, restricted stock units, restricted stock, stock appreciation rights, and other securities issued pursuant to our Company benefit plans or other compensatory arrangements with our Company are not subject to this prohibition. Our insider trading policy also prohibits our directors, officers, and other employees and their designees from pledging Company securities as collateral for loans.
Stock Ownership Guidelines and Requirements
We do not currently have any stock ownership requirements for our executive officers and the non-employee members of our Board of Directors, however, it is strongly encouraged.
Clawback Policy
Our named executive officers are subject to our clawback policy which, consistent with SEC and Nasdaq rules, requires the reimbursement of certain incentive-based compensation in the event of a restatement of our financial statements due to material noncompliance with any financial reporting requirement under U.S. securities laws.

EXECUTIVE COMPENSATION (continued)

Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” to our named executive officers (our “NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our principal executive officer (our “PEO”), compensation is reported as an average. This disclosure has been prepared in accordance with Item 402(v) applicable to smaller reporting companies and does not necessarily reflect value actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, the Compensation Committee does not use “compensation actually paid” as a basis for making compensation decisions. As permitted under the rules applicable to smaller reporting companies, we are including three years of data and are not including a peer group total stockholder return or company-selected measure, as contemplated under Item 402(v) of Regulation S-K.
Year	Summary Compensation Table Total for PEO(1) ($)			Compensation Actually Paid to PEO ($)(2)			Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on:	Net Loss (in millions)(7)
	Jun (Joe) Yan	Vijay Talwar	Piotr Szulczewski	Jun (Joe) Yan	Vijay Talwar	Piotr Szulczewski			Total Stockholder Return(5)
2023	$6,427,742	$—	$—	$2,177,108	$—	$—	$1,418,448	$625,363	$1.09	$(317)
2022	$3,202,066	$28,606,561	$309,205	$1,943,719	$6,199,724	$(5,721,409)	$5,494,836	$(1,680,635)	$2.68	$(384)
2021	$—	$—	$450,000	$—	$—	$(75,674,326)	$11,884,520	$(700,238)	$17.05	$(361)
(1)	Our PEOs for each year are as follows:
2023: Jun (Joe) Yan
2022: Jun (Joe) Yan, Vijay Talwar and Piotr Szulczewski
2021: Piotr Szulczewski
(2)
In accordance with SEC rules, the following adjustments were made to determine the “compensation actually paid” to each person who served as our PEO during fiscal years 2023, 2022, and 2021 , which consisted solely of adjustments to the PEOs’ equity awards:

Description of Adjustment	2023	2022			2021
	Jun (Joe) Yan	Jun (Joe) Yan	Vijay Talwar	Piotr Szulczewski	Piotr Szulczewski
Summary Compensation Table – Total Compensation	$6,427,742	$3,202,066	$28,606,561	$309,205	$450,000
- grant date fair value of option awards and stock awards granted in the covered fiscal year	$(5,877,742)	$(2,856,232)	$(25,357,990)	$(270,000)	$—
+ fair value at fiscal year end of all outstanding and unvested option awards and stock awards granted in the covered fiscal year	$1,362,012	$1,597,885	$—	$—	$—
+ change in fair value at fiscal year end of all outstanding and unvested option awards and stock awards granted in prior fiscal years	$—	$—	$—	$—	$(63,784,661)
+ fair value on vesting date of option awards and stock awards granted in the covered fiscal year that vested during the covered fiscal year	$868,073	$—	$2,951,153	$37,800	$—
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested or during the covered fiscal year	$(602,977)	$—	$—	$(1,183,260)	$(12,339,665)
- fair value of as of prior fiscal year end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	$—	$—	$—	$(4,615,154)	$—
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	$—	$—	$—	$—	$—
Total Equity Adjustments (subtotal)	$(4,250,634)	$(1,258,347)	$(22,406,837)	$(6,030,614)	$(76,124,326)
Compensation Actually Paid	$2,177,108	$1,943,719	$6,199,724	$(5,721,409)	$(75,674,326)
(3)	Our non-PEO NEO’s for each year are as follows:
2023:Vivian Liu, and Mauricio Monico
2022: Tarun Jain, Vivian Liu, Devang Shah and Farhang Kassaei
2021: Rajat Bahri, Brett Just, Jennifer Oliver, Vivian Liu, Tarun Jain, Farhang Kassaei and Jacqueline Reses

EXECUTIVE COMPENSATION (continued)

(4)
In accordance with SEC rules, the following adjustments were made to determine the “compensation actually paid” on average to our non-PEO NEOs during fiscal years 2023, 2022 , and 2021, which consisted solely of adjustments to the non-PEO NEOs’ equity awards:

Description of Adjustment	2023	2022	2021
Summary Compensation Table – Total Compensation	$1,418,447	$5,494,836	$11,884,520
- grant date fair value of option awards and stock awards granted in the covered fiscal year	$(880,948)	$(4,832,762)	$(11,614,958)
+ fair value at fiscal year end of all outstanding and unvested option awards and stock awards granted in the covered fiscal year	$566,666	$890,730	$3,279,786
+ change in fair value at fiscal year end of all outstanding and unvested option awards and stock awards granted in prior fiscal years	$(494,118)	$(2,256,643)	$(376,746)
+ fair value on vesting date of option awards and stock awards granted in the covered fiscal year that vested during the covered fiscal year	$127,676	$830,188	$434,729
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested during the covered fiscal year	$(112,361)	$(860,631)	$(387,173)
- fair value of as of prior fiscal year end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	$—	$(946,353)	$(3,920,396)
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	$—	$—	$—
Total Equity Adjustments (subtotal)	$(793,085)	$(7,175,471)	$(12,584,758)
Compensation Actually Paid	$625,363	$(1,680,635)	$(700,238)
(5)
An investment of $100 is assumed to have been made in our common stock as of December 31, 2020. Total Stockholder Return was calculated by multiplying the initial investment of $100 by the quotient of the closing price of our common stock on the last trading day of 2021, 2022, and 2023 divided by the closing price on December 31, 2020.

(7)	The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

EXECUTIVE COMPENSATION (continued)

Pay Versus Performance
Compensation Actually Paid and Total Stockholder Return
The following graph reflects the relationship between our PEO and average non-PEO NEO “compensation actually paid” versus the Company’s cumulative Total Stockholder Return, or TSR, assuming an initial fixed investment of $100 on December 31, 2020, for the fiscal years ended December 31, 2023, 2022 and 2021.

Compensation Actually Paid versus Total Shareholder Return
$20,000,000
$10,000,000
$0
-$10,000,000
-$20,000,000
-$30,000,000
-$40,000,000
-$50,000,000
-$60,000,000
-$70,000,000
-$80,000,000
Compensation Actually Paid
2021
2022
2023
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Total Shareholder Return
PEO #1
PEO #2
PEO #3
Non-PEO NEO
Cumulative TSR

Compensation Actually Paid and Net Income
The following graph reflects the relationship between our PEO and average non-PEO NEO “compensation actually paid” and the Company’s net income (loss) for the fiscal years ended December 31, 2023, 2022 and 2021.

EXECUTIVE COMPENSATION (continued)

Compensation Actually Paid versus Net Loss
Compensation Actually Paid
$20,000,000
$10,000,000
$0
-$10,000,000
-$20,000,000
-$30,000,000
-$40,000,000
-$50,000,000
-$60,000,000
-$70,000,000
-$80,000,000
2021
2022
2023
Net Loss (in millions)
$0.00
-$50.00
-$100.00
-$150.00
-$200.00
-$250.00
-$300.00
-$350.00
-$400.00
-$450.00
PEO #1
PEO #2
PEO #3
Non-PEO NEO
Net Loss

DIRECTOR COMPENSATION
2023 Director Compensation Table
The table below shows the total compensation that we paid to our non-employee directors who received compensation during 2023:
Name	Stock Awards($)(1)	Cash Compensation(2)	Total ($)
Julie Bradley(3)	148,383	127,500	275,883
Tanzeen Syed(3)	341,292		341,292
Stephanie Tilenius(3)	148,383	125,625	274,008
Hans Tung(3)	309,145		309,145
Lawrence Kutscher(3)	148,383	120,000	268,383
Rishi Bajaj(4)	105,200		105,200
(1)
The amounts in this column represent the aggregate grant date fair value of stock awards granted to the non-employee director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Notes 2 and 8 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards. As of December 31, 2023, certain of our non-employee directors held outstanding RSU awards under which the following number of units (convertible into shares of our common stock) are issuable upon vesting: Ms. Bradley - 12,829; Mr. Syed - 27,380; Ms. Tilenius - 12,829; Mr. Tung -24,801; Mr. Kutscher - 17,724 and Mr. Bajaj - 20,000.

(2)
The amounts in this column represent the cash compensation each director, who did not opt to receive RSUs in lieu of cash compensation, was paid during fiscal year 2023. Pursuant to the non-employee director compensation program, the cash compensation is paid on a quarterly basis, such that 75% was actually paid in fiscal year 2023 as described in the table above, and the remaining 25% was paid on the next quarterly payment date in January 2024.

(3)	Resigned from our Board of Directors in April 2024.
(4)	Mr. Bajaj was appointed to our Board of Directors in November 2023.
Non-Employee Director Compensation
The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our Board.
Equity Compensation
Each of our non-employee directors is compensated with periodic automatic grants of equity, which are granted under our 2020 Plan and are non-discretionary.
Initial Equity Award. Each non-employee director appointed to our Board of Directors will be granted RSUs on the date of his or her appointment to our Board of Directors having an aggregate value of $440,000 based on the closing price of our common stock on the date of grant. The RSUs will vest with respect to 1/3rd of the total number of RSUs subject to such award on each annual anniversary of the date of grant, in each case, as long as the non-employee director continues to serve on our Board of Directors through such date; provided, however, that vesting will be prorated on a monthly basis for a termination of service prior to an annual vesting date.
Annual Equity Award. Following the conclusion of each regular annual meeting of stockholders, each non-employee director who is serving on our Board of Directors on, and will continue to serve on our Board of Directors immediately following, the date of the annual meeting, will automatically be granted additional RSUs. As amended in November 2022, and commencing as of the 2023 Annual Meeting, such grant of RSUs will have an aggregate value of $150,000 based on the closing price of our common stock on the date of grant. The RSUs will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next regular annual meeting of stockholders, so long as the non-employee director continues to serve on our Board of Directors through such date; provided, however, that vesting will be prorated on a monthly basis for a termination of service prior to such vesting date.
Cash Compensation
Prior to the amendment of our non-employee director compensation program in November 2022, our non-employee directors did not receive any cash compensation for their services, and were compensated solely with the equity awards described above.
Commencing as of the conclusion of the 2023 Annual Meeting, each non-employee director will receive an annual retainer of $150,000. The annual retainer will be paid quarterly, with 1/4th of the cash retainer paid on the date of the regular annual meeting of stockholders and an additional 1/4th will be paid every three months thereafter.
28    ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

DIRECTOR COMPENSATION
2023 Director Compensation Table (continued)

In addition, our non-employee directors will receive the following additional annual cash retainers:
Position	Cash Retainer Value
Lead Independent Director	$20,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$10,000
Audit Committee Member	$10,000
Compensation Committee Member	$7,500
Nominating and Corporate Governance Committee Member	$5,000
The additional cash retainers described in the table above will be paid quarterly, with 1/4th of the cash compensation paid on the date of the regular annual meeting of stockholders and an additional 1/4th will be paid every three months thereafter.
Our non-employee directors may elect to receive RSUs in lieu of any of the above described cash compensation; provided, however, that such an election is made during an open trading window and prior to the next regular annual meeting of stockholders. If a non-employee director elects to receive their annual retainer in RSUs, the grant would be subject to the non-employee director’s continuing service and the RSUs will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next regular annual meeting of stockholders following the date of grant; provided, however, that if a non-employee director terminates service prior to such vesting date or ceases to provide services in their applicable role (e.g., as Lead Independent Director, Committee Chair or Committee service) but continues to serve as a member of our Board of Directors, as applicable, a pro-rated portion of the RSUs related to such non-employee director’s service and/or role, as applicable, will automatically vest upon the non-employee director’s termination of service or role, as applicable, equal to (i) the total number of RSUs subject to the award multiplied by (ii) a fraction, the numerator of which is the number of whole months since the last annual meeting of the Company’s stockholders and the denominator of which is 12.
We will continue to reimburse our non-employee directors for their reasonable expenses incurred in connection with attending Board of Directors and Committee meetings, as well as reasonable expenses incurred in connection with continuing education programs focused on the Company’s business, industry, legal, and the ethical responsibilities of board members. Additionally, the equity awards described above will vest in full in the event of a “change in control” of the Company (as defined in our 2020 Plan).
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders    29

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2023:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	2,125,596	16.31(2)	2,288,152(3)(4)
Equity compensation plans not approved by stockholders(5)	417,305	25.85(2)	349,811
Total	2,542,901	18.00(2)	2,637,963
(1)
Includes the 2010 Stock Plan (the “2010 Plan”), the 2020 Plan, and our 2020 Employee Stock Purchase Plan (the “ESPP”). The 2010 Plan was terminated following the completion of our initial public offering.

(2)	Does not take into account outstanding RSUs as these awards have no exercise price.
(3)	Includes 577,841 shares of common stock available under our Employee Stock Purchase Plan.
(4)
The number of shares reserved for issuance under our 2020 Plan will be increased automatically on the first business day of each of our fiscal years, commencing in 2022 and ending in 2030, by a number equal to the lesser of: (a) 5% of the shares of common stock outstanding on the last business day of the prior fiscal year; or (b) the number of shares determined by our Board of Directors. The number of shares reserved for issuance under our Employee Stock Purchase Plan will be increased automatically on the first business day of each of our fiscal years, commencing in 2022 and ending in 2040, by a number equal to the lesser of: (a) 250,000 shares; (b) 1% of the shares of common stock outstanding on the last business day of the prior fiscal year; or (c) the number of shares determined by our Board of Directors.

(5)
The ContextLogic Inc. 2022 New Employee Equity Incentive Plan (the “2022 Plan”) is a non-shareholder approved plan which was adopted by our Board of Directors on January 27, 2022 and is intended to satisfy the requirements of Nasdaq Listing Rule 5635(c)(4) or any successor thereto. Nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units may be granted under the 2022 Plan to new employees of the Company. Our Board of Directors has authorized 900,000 shares of our common stock for issuance under the 2022 Plan. All option grants made pursuant to the 2022 Plan must have an exercise price per share of no less than 100% of the fair market value per share of our common stock on the grant date. Each option or other equity incentive award granted pursuant to the 2022 Plan will vest in installments over the recipient’s period of service with us. Additional features of the 2022 Plan are described in Note 8 to our consolidated financial statements within Item 8, “Financial Statements and Supplementary Data” in our Annual Report on Form 10-K filed on March 5, 2024.

30    ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NON-AUDIT FEES
The following table represents aggregate fees billed or to be billed to the Company for the years ended December 31, 2023 and 2022 for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP.
	Fiscal Year Ended December 31,
	2023	2022
Audit Fees(1)	$3,498,900	$3,900,000
Audit Related Fees(2)	$165,000	—
All Other Fees(3)	$2,000	$900
Total Fees	$3,665,900	$3,900,900
(1)
Consists of fees billed for professional services rendered in connection with the annual audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports, professional consultations with respect to accounting matters, and services normally provided in connection with regulatory filings.

(2)
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Total amount for fiscal year ended December 31, 2023 represents fees billed by PricewaterhouseCoopers LLP for the procedures performed in connection with the Asset Sale including review of the preliminary proxy statement filed with the SEC on March 5, 2024.

(3)	Consists of all other fees billed for non-audit and tax professional services rendered.
All fees described above were pre-approved by the Audit Committee.
Pre-approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered to the Company by the independent auditors. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services, and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual case-by-case basis before the independent auditor is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by the independent auditors is compatible with maintaining the principal accountant’s independence.
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders    31

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
The principal purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its Charter, which our Board of Directors adopted and which the Audit Committee reviews on an annual basis.
Our management is responsible for preparing our financial statements and our financial reporting process, including establishing and maintaining internal controls over financial reporting. PricewaterhouseCoopers LLP, our independent registered public accounting firm for the year ended December 31, 2023, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.
The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“10-K”).
The Audit Committee has also reviewed and discussed with PricewaterhouseCoopers LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including General Auditing Standards 1301, Communications with Audit Committees. Additionally, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from the Company and satisfied itself as to the independence of PricewaterhouseCoopers LLP.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K for filing with the Securities and Exchange Commission.
Submitted by the following members of the Audit Committee:
Richard Parisi, Chair
Elizabeth LaPuma
Marshall Heinberg
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of ContextLogic Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. The current members of the Audit Committee joined the Board of Directors and the Audit Committee at the closing of the Asset Sale in April 2024.

32    ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors may establish the authorized number of directors from time to time by resolution. The Board of Directors currently consists of five members. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal. The Board of Directors is divided into three classes with staggered three-year terms. Our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws provide that only the Board of Directors Board can fill vacant directorships, subject to any special rights of holders of preferred stock. Any additional directorships resulting from an increase in the authorized number of directors would be distributed pro rata among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors.
Upon the completion of the Asset Sale, several individuals departed from the Board of Directors, and several individuals joined the Board of Directors. For more information on management changes that took effect upon completion of the Asset Sale, see the section above titled “Directors, Executive Officers, and Corporate Governance—Directors and Executive Officers—Management Prior to the Completion of the Asset Sale.” The following table sets forth the current members of the Board of Directors, the class to which he or she belongs and when such director’s term expires:
Class	Director	Term Expiration
I	Rishi Bajaj	2026 Annual Meeting of Stockholders
II	Michael Farlekas	2024 Annual Meeting of Stockholders
II	Marshall Heinberg	2024 Annual Meeting of Stockholders
III	Elizabeth LaPuma	2025 Annual Meeting of Stockholders
III	Richard Parisi	2025 Annual Meeting of Stockholders
On April 26, 2024, our Board of Directors nominated Michael Farlekas and Marshall Heinberg for election as Class II directors at the Annual Meeting. If they are elected, they will serve on our Board of Directors until our 2027 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The nominees for director at the Annual Meeting, their ages as of [April 26], 2024, and their positions and offices held with the Company are set forth below. Other biographical information for the members of our Board of Directors is set forth in this Proxy Statement under the heading “Directors, Executive Officers, and Corporate Governance—Directors and Executive Officers.”
Vote Required
Directors are elected by a plurality of the votes properly cast in person or by proxy. Our nominees for director receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected and to being named in this proxy statement.
If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.
Nominees for Class I Directors
Name	Age	Position(s) with ContextLogic Inc.
Michael Farlekas	58	Director Compensation Committee Chair Nominating and Corporate Governance Committee Member
Marshall Heinberg	67	Director Audit Committee Chair Nominating and Corporate Governance Committee Chair
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders     33

We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted in their biographies.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING CLASS II DIRECTOR NOMINEES: MICHAEL FARLEKAS AND MARSHALL HEINBERG.
34    ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024
The Audit Committee of our Board of Directors, after conducting a competitive process to evaluate and select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.
Vote Required
This proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires a “For” vote from the majority of the votes cast at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes, if any, are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Change in Independent Registered Accounting Firm
As previously disclosed, on April 8, 2022, the Audit Committee, after conducting a competitive process to evaluate and select our independent registered public accounting firm for the fiscal year ending December 31, 2022, approved the engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and approved the dismissal of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP had served as our independent registered public accounting firm since 2015. On April 14, 2022, we filed a Current Report on Form 8-K disclosing this change.
Other than the material weaknesses described, below, the audit report of Ernst & Young LLP on our consolidated financial statements for the fiscal year ended December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor was the report on our consolidated financial statements qualified or modified as to uncertainty, audit scope or accounting principles.
In addition, in connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2021 and during the subsequent interim period through April 8, 2022 there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of either Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its report on our consolidated financial statements for such year. During the fiscal year ended December 31, 2021 and during the subsequent interim period through April 8, 2022 there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K),except as previously disclosed within Part II, Item 9A, “Controls and Procedures,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, there were material weaknesses for the fiscal year ended December 31, 2021 in our (i) internal control over financial reporting related to our controls over IT systems and business processes and (ii) in our implementation of COSO framework components, which affected substantially all financial statement account balances and disclosures. As disclosed within the section “Remediation of Previously Identified Material Weaknesses” within section 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, we have thus far remediated a portion of the control deficiencies contributing to the material weaknesses described above for the fiscal year ended December 31, 2021. Our remediation efforts are ongoing to remediate any remaining deficiencies contributing to the material weaknesses, such that these controls are designed, implemented, and operating effectively. This reportable event was discussed among
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders     35

the Audit Committee and Ernst & Young LLP. Ernst & Young LLP has been authorized by the Company to respond fully to the inquiries of PricewaterhouseCoopers LLP, the successor independent registered public accounting firm, concerning these reportable events, as applicable.
During our fiscal year ended December 31, 2021 and the subsequent interim period through April 8, 2022, neither the Company nor anyone on its behalf consulted with PricewaterhouseCoopers LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by PricewaterhouseCoopers LLP that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement or a reportable event (as those terms are described in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).
We previously provided Ernst & Young LLP with a copy of this disclosure and requested that Ernst & Young LLP furnish us with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Ernst & Young LLP’s letter, dated April 13, 2022, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 14, 2022.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.
36    ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

PROPOSAL 3
ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2023
In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2023 as disclosed in this Proxy Statement. This is commonly referred to as a “Say on Pay” proposal and gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather, the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
As described further in the “Executive Compensation” section of this Proxy Statement, including the “Narrative Disclosure of Summary Compensation Table,” the primary goals of our compensation programs are to fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers, reward the achievement of clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. We believe our compensation programs reflect a pay-for-performance philosophy that links potential significant compensatory rewards to achievement of corporate operating goals and increase in stockholder value.
Vote Required
A “For” vote from a majority of votes cast at the Annual Meeting is required to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2023, as disclosed in this Proxy Statement. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
This Say on Pay vote is advisory, and therefore not binding on our Board of Directors or Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation program. We expect that our next shareholder vote on a Say on Pay proposal will occur at our 2025 Annual Meeting of Stockholders.
Recommendation
The Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the stockholders of ContextLogic Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2024 Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the compensation tables and narrative discussion."
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2023.
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders     37

PROPOSAL 4
ADVISORY RATIFICATION OF OUR TAX BENEFITS PRESERVATION PLAN
On February 10, 2024, we entered into the Asset Purchase Agreement, providing for the Asset Sale. As a result of the Asset Sale, which closed on April 19, 2024, we sold substantially all of our assets. The only assets we did not sell in the Asset Sale were:
•	federal income tax net operating loss carryforwards (“NOLs”) and certain of our other tax attributes;
•	our marketable securities held in a specified wealth management account; and
•	our cash and cash equivalents held in that wealth management account.
As of December 31, 2023, the Company had approximately $2.7 billion of NOLs. The Company’s NOLs play a significant role in the Company’s post-closing business plan. The primary reason the Company structued the transaction with Qoo10 Delaware as an asset sale (instead of a merger) was to preserve the Company’s ability to utlize the NOLs after closing. For the same reason, at the same time it approved the Asset Purchase Agreement on February 10, 2024, the Board of Directors adopted the Tax Benefits Preservation Plan (as defined below).
The Board of Directors is asking stockholders to ratify, on a non-binding, advisory basis, the adoption of the Tax Benefits Preservation Plan as part of the Board’s commitment to good corporate governance and to ensure that stockholders have an opportunity to voice their feedback on this important matter. Although this proposal is non-binding, the Board will carefully consider the outcome in deciding whether the Tax Benefits Preservation Plan should be terminated prior to February 10, 2027, the date on which the Rights issued under the Tax Benefits Preservation Plan expire in accordance with its terms.
Rationale for Ratification of the Tax Benefits Preservation Plan
On April 18, 2024, at a special meeting of the stockholders, the Asset Sale received stockholder approval, with the holders of approximately 51.5% of our outstanding shares of common stock voting in favor of the Asset Sale (representing approximately 97% of the shares voted at the special meeting). Following the closing of the Asset Sale, the Company’s assets primarily consisted of approximately $2.7 billion in federal NOLs and approximately $161 million in cash and cash equivalents and marketable securities (including the cash proceeds from the Asset Sale). The Tax Benefits Preservation Plan is intended to protect against a possible limitation on our ability to use our NOLs and certain other tax attributes to reduce potential future U.S. federal income tax obligations.
The Rights (as defined below) issued under the Tax Benefits Preservation Plan will expire at the close of business on February 10, 2027, or earlier as provided in the Tax Benefits Preservation Plan, unless the Tax Benefits Preservation Plan is extended or terminated by the Board in accordance with its terms. The Board believes that it is in the best interests of the Company’s stockholders to maintain the Tax Benefits Preservation Plan until February 10, 2027 for the following reasons:
•
The Board believes that the Company’s NOLs are valuable assets that are critical for maximizing the benefits of the Asset Sale for stockholders. As of December 31, 2023, the Company had federal NOLs available to reduce future taxable income, if any, of $886 million that begin to expire in 2030 and continue to expire through 2037 and $1.9 billion that have an unlimited carryover period. Following the closing of the Asset Sale, these NOLs represent substantially all of our non-cash assets. The Board of Directors intends to conduct an extensive review of available opportunities for our NOLs and certain other tax attributes. The alternatives under evaluation by the Board of Directors for the use of the proceeds from the Asset Sale include funding, at least in part, the acquisition of assets that will potentially allow us to utilize the NOLs and certain other tax attributes. In the event that our NOLs are impaired as described below, the ability to generate stockholder value from the Asset Sale could be significantly reduced. Accordingly, the Board believes that the Tax Benefits Preservation Plan is essential for maximizing the benefits of the Asset Sale and is thus in the best interests of us and of our stockholders.

•
Without the Tax Benefits Preservation Plan, the Company’s NOLs would be at significant risk of impairment. If the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), its ability to fully utilize the NOLs and certain other tax attributes will be substantially limited and the timing of the usage of the NOLs and other tax attributes could be substantially delayed, which could significantly impair the value of those assets. Generally, an “ownership change” occurs if the percentage of the Company’s stock owned by one or more of its “5-percent shareholders” (as such term is defined in Section 382 of the Code) increases by more than 50 percentage points over the lowest percentage of stock owned by such stockholder or stockholders at any time over a three-year period. The Tax Benefits Preservation Plan is intended to prevent such an “ownership change” by deterring any person or group, together with its affiliates and associates, from acquiring beneficial ownership of 4.9% or more of our securities.

38    ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

•
The Tax Benefits Preservation Plan is not intended to prevent a takeover proposal that is in the best interests of stockholders. The Tax Benefits Preservation Plan was not adopted in response to a specific takeover bid and is not intended to deter offers that are fair and otherwise in the best interests of all stockholders. Unlike many stockholder rights plans adopted by public companies, the Tax Benefits Preservation Plan limits only beneficial ownership of securities that a person would be deemed to directly, indirectly or constructively own as determined for purposes of Section 382 of the Code or the treasury regulations promulgated thereunder, as required to prevent impairment of the NOLs.

The vote on this proposal will inform the Board’s independent decision in the exercise of its fiduciary duties as to whether it is advisable and in the best interests of us and our stockholders to terminate the Tax Benefits Preservation Plan prior to February 10, 2027. Accordingly, the Board of Directors retains the authority to maintain the Tax Benefits Preservation Plan until February 10, 2027, regardless of whether stockholders approve this proposal. Likewise, even if stockholders approve this proposal, the Board of Directors may determine to terminate the Tax Benefits Preservation Plan before February 10, 2027. In addition, the Board may, at any time during the term of the Tax Benefits Preservation Plan, determine that the Tax Benefits Preservation Plan should be terminated, extended, or otherwise amended.
Summary Description of the Tax Benefits Preservation Plan
On February 10, 2024, the Board adopted the Tax Benefits Preservation Plan and declared a dividend of one right (a “Right”) for each outstanding share of our common stock to stockholders of record at the close of business on February 22, 2024. Each Right entitles its holder, subject to the terms of the Tax Benefits Preservation Plan, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $0.0001 per share (“Preferred Stock”), at an exercise price of $20.00 per Right, subject to adjustment. The description and terms of the Rights are set forth in the Tax Benefits Preservation Plan (the “Tax Benefits Preservation Plan”), dated as of February 10, 2024, by and between us and Equiniti Trust Company, LLC, as rights agent (and any successor rights agent, the “Rights Agent”). The following description of the Tax Benefits Preservation Plan and the Rights does not purport to be complete and is qualified in its entirety by reference to the Tax Benefits Preservation Plan, which was filed as Exhibit 4.1 to a Form 8-A filed by us with the SEC on February 12, 2024.
The Rights
The Rights will attach to any shares of our common stock that have or will become outstanding after February 22, 2024 and prior to the earlier of the Distribution Time (as defined below) and the Expiration Time (as defined below), and in certain other circumstances described in the Tax Benefits Preservation Plan.
Until the Distribution Time, the Rights are associated with common stock and evidenced by Common Stock certificates or, in the case of uncertificated shares of Common Stock, the book-entry account that evidences record ownership of such shares, which will contain a notation incorporating the Tax Benefits Preservation Plan by reference, and the Rights are transferable with, and only with, the underlying shares of common stock.
Until the Distribution Time, the surrender for transfer of any shares of common stock will also constitute the transfer of the Rights associated with those shares. As soon as practicable after the Distribution Time, separate rights certificates will be distributed to holders of record of Common Stock as of the Distribution Time. From and after the Distribution Time, the separate rights certificates alone will represent the Rights.
The Rights are not exercisable until the Distribution Time. Until a Right is exercised, its holder will have no rights as a stockholder, including the right to vote or to receive dividends.
Separation and Distribution of Rights; Exercisability
Subject to certain exceptions, the Rights become exercisable and trade separately from common stock only upon the “Distribution Time,” which occurs upon the earlier of:
•
the close of business on the tenth day after the “Stock Acquisition Date” (which is defined as (a) the first date of public announcement that any person or group has become an “Acquiring Person,” which is defined as a person or group that, together with its affiliates and associates, beneficially owns the Specified Percentage or more of the outstanding shares of common stock (with certain exceptions, including those described below) or (b) such other date, as determined by the Board of Directors, on which a person or group has become an Acquiring Person); and

•
the close of business on the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group becomes an Acquiring Person) after the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

An Acquiring Person does not include:
•	Us or any subsidiary of ours;
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders    39

•	any officer, director or employee of ours or any subsidiary of ours in his or her capacity as such;
•
any employee benefit plan of ours or of any subsidiary of ours or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of our capital stock for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for employees of ours or any subsidiary of ours;

•
any person or group, together with its affiliates and associates, whose beneficial ownership of the Specified Percentage or more of the then-outstanding shares of common stock will not jeopardize or endanger the availability to us of any NOL or other tax attribute, as determined by the Board of Directors in its sole discretion prior to the time any person becomes an Acquiring Person (provided, however, that such person will be an Acquiring Person if the Board of Directors subsequently makes a contrary determination in its sole discretion, regardless of the reason for such contrary determination); or

•
any person or group that, together with its affiliates and associates, as of immediately prior to the first public announcement of the adoption of the Tax Benefits Preservation Plan, beneficially owns the Specified Percentage or more of the outstanding shares of common stock so long as such person or group continues to beneficially own at least the Specified Percentage of the outstanding shares of common stock and does not acquire shares of common stock to beneficially own an amount equal to or greater than the greater of the Specified Percentage of the outstanding shares of common stock and the sum of the lowest beneficial ownership of such person or group since the public announcement of the adoption of the Tax Benefits Preservation Plan plus one share of common stock.

In addition, the Tax Benefits Preservation Plan provides that a person or group will not be an Acquiring Person if the Board determines that such person or group has become an Acquiring Person inadvertently and such person or group has already divested or divests as promptly as practicable a sufficient number of shares so that such person or group would no longer be an Acquiring Person. There are also certain exceptions for an “investment advisor” to mutual funds or a trustee of trusts qualified under Section 401(a) of the Code sponsored by unrelated corporations, unless the Board of Directors determines, in its reasonable discretion, that such investment advisor or trustee is deemed to beneficially own the Specified Percentage or more of the shares of common stock then outstanding under specified regulations promulgated under the Code.
For purposes of the Tax Benefits Preservation Plan, a person or group is deemed to beneficially own shares that such person is deemed to directly, indirectly or constructively own (as determined for purposes of Section 382 of the Code or the regulations promulgated under the Code).
Expiration Time
The Rights will expire on the earliest to occur of (a) the close of business on February 10, 2027 (the “Final Expiration Time”), (b) the time at which the Rights are redeemed or exchanged by us (as described below), (c) upon the closing of any merger or other acquisition transaction involving us pursuant to a merger or other acquisition agreement that has been approved by the Board of Directors before any person or group becomes an Acquiring Person or (d) the time at which the Board of Directors determines that the NOLs and certain other tax attributes are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs and other tax attributes or materially impair the amount of NOLs and other tax attributes that could be used by the Company in any particular time period, for applicable tax purposes (the earliest of (a), (b), (c), and (d) being herein referred to as the “Expiration Time”).
Flip-in Event
In the event that any person or group becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right (other than such Acquiring Person, any of its affiliates or associates or certain transferees of such Acquiring Person or of any such affiliate or associate, whose Rights automatically become null and void) will have the right to receive, upon exercise, shares of our common stock having a value equal to two times the exercise price of the Right.
For example, at an exercise price of $20.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $40.00 worth of our common stock for $20.00. Assuming that common stock had a per share value of $4.00 at that time, the holder of each valid Right would be entitled to purchase ten shares of our common stock for $20.00.
Flip-over Event
In the event that, at any time following the Stock Acquisition Date, any of the following occurs (each, a “Flip-over Event”):
•	we consolidate with, or merges with and into, any other entity, and we are not the continuing or surviving entity;
•
any entity engages in a share exchange with or consolidates with, or merges with or into, us, and we are the continuing or surviving entity and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of our common stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or

40    ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

•	we sell or otherwise transfers, in one transaction or a series of related transactions, 50% or more of our assets, cash flow or earning power, each holder of a Right (except Rights that previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.
Preferred Stock Provisions
Each share of Preferred Stock, if issued: will not be redeemable, will entitle the holder thereof, when, as and if declared, to quarterly dividend payments equal to the greater of $1,000 per share and 1,000 times the amount of all cash dividends plus 1,000 times the amount of non-cash dividends or other distributions paid on one share of our common stock, will entitle the holder thereof to receive $1,000 plus accrued and unpaid dividends per share upon liquidation, will have the same voting power as 1,000 shares of our common stock, and, if shares of our common stock are exchanged via merger, consolidation or a similar transaction, will entitle the holder thereof to a per share payment equal to the payment made on 1,000 shares of our common stock.
Anti-dilution Adjustments
The exercise price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:
•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock;
•
if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock; or

•
upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.
Redemption; Exchange
At any time prior to the earlier of (i) such time as any person becomes an Acquiring Person and (ii) the Final Expiration Time, we may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment and payable in cash, our common stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors authorizing any redemption or at such later time as the Board of Directors may establish for the effectiveness of the redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.
At any time after any person becomes an Acquiring Person but before any Acquiring Person, together with all of its affiliates and associates, becomes the beneficial owner of 50% or more of the outstanding shares of our common stock, we may exchange the Rights (other than Rights owned by the Acquiring Person or any of its affiliates or associates or certain transferees of Acquiring Person or any such affiliate or associate, whose Rights will have become null and void), in whole or in part, at an exchange ratio of one share of our common stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
Exemption Requests
A person desiring to either (i) effect a transaction that might result in such person becoming a beneficial owner of the Specified Percentage or more of the then-outstanding shares of our common stock or (ii) effect a transaction that might result in such person owning additional shares of our common stock when such person already owns the Specified Percentage or more of the then-outstanding shares of our common stock may, by following the procedures outlined in the Tax Benefits Preservation Plan, request that the Board of Directors determine that such person would not be an Acquiring Person. In such case, the Board of Directors may grant the exemption notwithstanding the effect on our NOLs and other tax attributes, if the Board of Directors determines that such approval is in our best interests. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with any such determination, including restrictions on the ability of the requesting person to transfer shares acquired by it in the transaction requiring approval.
Amendment of the Tax Benefits Preservation Plan
We and the Rights Agent may from time to time amend or supplement the Tax Benefits Preservation Plan without the consent of the holders of the Rights. However, on or after such time as any person becomes an Acquiring Person, no amendment can materially adversely affect the interests of the holders of the Rights (other than the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate).
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders    41

Miscellaneous
While the distribution of the Rights will not be taxable to stockholders or us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for our common stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as described above.
Vote Required
A “For” vote from at least a majority of the voting power of the shares of common stock entitled to vote on such matter that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter is required to approve, on a non-binding advisory basis, the ratification of the Tax Benefits Preservation Plan. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADVISORY RATIFICATION OF OUR TAX BENEFITS PRESERVATION PLAN.
42    ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

[   ], 2024
ContextLogic Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders     43

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V51114-P13080

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTEXTLOGIC INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two Class II directors to serve on our Board of Directors until the 2027 Annual Meeting of Stockholders:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Marshall Heinberg
02) Michael Farlekas

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

V51115-P13080

CONTEXTLOGIC INC.
Annual Meeting of Stockholders
June 18, 2024 10:00 AM
This proxy is solicited by the Board of Directors

If the undersigned is a registered stockholder, the undersigned hereby appoints Rishi Bajaj, Brett Just, and Joanna Forster, and each of them, with power to act without the others and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as instructed on the reverse side of this proxy/voting instruction card, all the shares of ContextLogic Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of ContextLogic Inc. to be held on June 18, 2024 or at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

If this proxy/voting instruction card has been properly executed but the undersigned has provided no voting instructions, then the undersigned's shares will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side